SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  March 5, 1998
                                  -------------
                Date of Report (Date of earliest event reported)


                             DATAMARK HOLDING, INC.
             (exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

       0-20771                                          87-0461856
       -------                                          ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)




                       448 E. Winchester Street, Suite 400
                           Salt Lake City, Utah 84107
                           --------------------------
               (Address of principal executive offices) (Zip Code)


                                 (801) 268-2202
                                 --------------
               Registrant's telephone number, including area code

Item 2.          Acquisition or Disposition of Assets
-------          ------------------------------------

         On March 5, 1998, DataMark Systems, Inc. ("DMS"), a wholly-owned subsidiaries of DataMark Holding, Inc. (the Company) sold its direct mail advertising business to Focus Direct, Inc., a Texas corporation. Pursuant to an Asset Purchase Agreement, Focus Direct, Inc. purchased all assets, properties, rights, claims and goodwill, of every kind, character and description, tangible and intangible, real and personal, wherever located of DMS, DataMark Printing, Inc. ("Printing") and DataMark Lists, Inc., ("Lists") and WorldNow Online Network, Inc. (all wholly-owned subsidiaries of the Company) used in DMS's direct mail business. Focus Direct, Inc. also agreed to assume certain liabilities of DMS, Printing, and Lists. Focus Direct, Inc. is not affiliated with the Company

         Pursuant to the Agreement, Focus Direct, Inc. will pay the Company $7,700,000 for the above described assets. Focus Direct, Inc. paid the Company $6,900,000 at closing and will pay the additional $800,000 on or about June 30, 1999. The total purchase price is to be adjusted for the difference between the assets acquired and liabilities assumed at November 30, 1997 and those as of the date of closing.

         The foregoing discussion is qualified in its entirety by reference to the Agreement, which is filed as an exhibit.

Item 5.           Other Events
-------           ------------

         On March 5, 1998, the Company entered into a Confidentiality and Noncompetition Agreement with Chad L. Evans. Pursuant to the agreement for a period of two years Mr. Evans will not on behalf of himself or any other person, directly or indirectly, solicit employment from, offer employment to or employ any person who (i) is then currently an employee of the Company or (ii) during the then preceding 60 days terminated his or her employment with the Company or any affiliate without the Company's consent, and Mr. Evans shall not otherwise interfere, directly or indirectly, with the relationship between the Company and any employee. For a period of two years, Mr. Evans shall not, directly or indirectly, interfere with the relationship between the Company and any customer, distributor, vendor or supplier of the Company. Also for a period of two years Mr. Evans shall not, directly or indirectly, own, control, manage, operate, be employed by, participate or engage in, or otherwise have an interest in, any business or enterprise (regardless of form) which is engaged in direct competition in the businesses that the Company is presently engaged in including e-commerce, internet service provider, online books sales, online broadcast network strategy and web hosting.

         In addition, Mr. Evans acknowledges that he may possess certain confidential information pertaining to the Company's businesses, including, but not limited to, investment plans or strategies, trade secrets, customer lists, customer or consultant contracts and the details thereof, pricing policies, operational methodology, marketing and merchandising plans of strategies, business acquisition plans, personnel acquisition plans and all other information pertaining to the Company's business that is not publicly available. Mr. Evans agrees that he shall not, at any time, directly or indirectly disclose to any person, except to the Company or its officers and agents, or use, any



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

Confidential Information concerning the businesses that the Company is presently
engaged  in  including  e-commerce  transactional  software,   internet  service
provider, online book sales, online broadcast network strategy and web hosting.

         In exchange for the above Confidentiality and Noncompetition Agreement the Company agreed to pay Mr. Evans $400,000.

         Also on March 5, 1998, the Company entered into a Stock Repurchase Agreement, subject to shareholder approval, wherein the Company agrees to purchase 2,050,000 shares of Mr. Chad L. Evans' stock in exchange for $2,000,000. The Company delivered $2,000,000 and Mr. Evans delivered 2,050,000 shares to an Escrow Agent. In addition, the Escrow Agent will deliver to the Company a Voting Trust Agreement, wherein the Company is entitled to vote the shares held in trust.


Item 7.           Financial Statements and Exhibits
-------           ---------------------------------

         (a) The pro forma financial information relating to the disposition of the assets as described above in accordance with Article 11 of Regulation S-X was not available when this report was filed. Such pro forma information will be filed as soon as it is available, which is expected to be no later than May 11, 1998.

         (b) The following exhibits are filed herewith:

                  (1)  Asset Purchase Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  DATAMARK HOLDING, INC.




Date March 19,1998                                /s/ Michael D. Bard
                                                  --------------------------
                                                  Michael D. Bard
                                                  Chief Financial Officer

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of March 5, 1998, by and between FOCUS DIRECT, INC., a Texas corporation ("Buyer"), DATAMARK SYSTEMS, INC., a Nevada corporation ("Systems"), DATAMARK PRINTING, INC., a Utah corporation ("Printing"), DATAMARK LISTS, INC., a Utah corporation ("Lists"), and WORLDNOW ONLINE NETWORK, INC., a Nevada corporation ("WorldNow") (Systems, Printing, Lists and WorldNow are referred to in this Agreement as "Sellers").

                              W I T N E S S E T H :


         WHEREAS, Systems operates a full-service direct mail marketing business (the "Business"); Printing provides printing services to Systems in connection with the Business; Lists brokers and manages customer lists, and owns certain other intellectual property associated with the Business; and WorldNow is engaged in a business other than the Business, but owns certain assets used in connection with the Business;

         WHEREAS, Systems, Printing, Lists and WorldNow are wholly owned subsidiaries of DataMark Holding, Inc., a Delaware corporation ("Holding"); and

         WHEREAS, this Agreement sets forth the terms and conditions upon which Sellers are willing to sell and Buyer is willing to purchase all of Sellers' assets which are used in connection with the Business.

         NOW, THEREFORE, in consideration of the mutual promises of the parties, in reliance on the representations, warranties, covenants and conditions contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:


                         I. PURCHASE AND SALE OF ASSETS


         1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, at the Closing (as defined in Section 2.1), all of Systems', Printing's and Lists' assets, properties, rights, claims and goodwill, of every kind, character and description, tangible and intangible, real and personal, wherever located and whether or not reflected on the books and records of Systems, Printing or Lists, and all such other assets, properties, rights, claims and goodwill of WorldNow which are used primarily in the Business, including, without limitation, the following (collectively, the "Assets"):


                  (a) subject to Section 1.2 regarding Excluded Assets, all furniture, furnishings, fixtures, machinery, equipment (including printing equipment, computers and office equipment), and vehicles, as well as leasehold improvements, which (i) are located at Sellers' facilities in Salt Lake City, Utah, Murray, Utah, Kansas City, Kansas and Atlanta, Georgia, which facilities are described more particularly on Schedule 1.1(a) (the "Facilities") or (ii) are listed on Exhibit A to the bill of sale referred to in Section 2.3(a);

                  (b) subject to Section 1.2 regarding Excluded Assets, all inventory, parts, supplies (including office supplies) and incidentals which (i) are located at the Facilities or (ii) are listed on Exhibit A to the bill of sale referred to in Section 2.3(a);


                  (c) all trade accounts receivable of Sellers arising in connection with the Business ("Accounts Receivable"), subject to Section 2.6;


                  (d) all credits, prepaid expenses and other items, security deposits and unbilled costs and fees, of Sellers attributable to the Assets or Business;


                  (e) all right, title and interest of Sellers in and to intellectual property and other intangible property associated with the Business, including, without limitation, customer lists, data bases and other goodwill, trade secrets, methods, inventions and other know-how, and patents, trademarks, service marks, trade names (including the names "DATAMARK SYSTEMS," "DATAMARK PRINTING" and "DATAMARK LISTS") and copyrights, whether registered or unregistered, and any applications therefore;


                  (f) all rights of Sellers under the Material Contracts (as defined in Section 3.12);


                  (g) all books, records, manuals and other materials (in any form or medium) relating to, or used by Sellers in connection with, the Assets or Business;


                  (h) all rights, claims and actions arising out of occurrences before or after the Closing, which relate to, or arise from, the Assets or Business;


                  (i) all licenses, permits, authorizations and approvals of governmental or other regulatory authorities which relate to the Assets or Business; and


                  (j) all assets and properties reflected on the Latest Segment Balance Sheet (as defined in Section 3.05), excepting only those assets and properties which have been disposed of by Sellers in the ordinary course of the Business after the date of the Latest Segment Balance Sheet.


         1.2 Excluded Assets. Notwithstanding Section 1.1, this Agreement shall not effect the transfer of, and the term "Assets" shall be deemed not to include, the following:


                  (a) all cash and cash equivalents, other than petty cash, on hand at the Closing;


                  (b) corporate seals, minute books, stock books and other records relating to the corporate organization of Sellers; and


                  (c) the assets, properties and rights listed on Schedule 1.2.


         1.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of Sellers (the "Assumed Liabilities"):

                  (a) all accounts payable of Sellers arising in the ordinary course of the Business ("Accounts Payable"), subject to Section 2.7;


                  (b) obligations under the Material Contracts accruing from the Closing Date (Sellers acknowledge that Buyer is not assuming any liability, obligation or commitment under any Material Contract arising prior to the Closing Date or based on any act, omission or condition occurring or existing prior to the Closing Date);


                  (c) the Assumed Employee Bonuses (as defined in Section 2.8).


         Except for the Assumed Liabilities, or as otherwise expressly contemplated in this Agreement, Buyer shall not assume any, and the Assets shall be conveyed free and clear of every, liability, obligation, commitment, option, charge, lien, claim or encumbrance of every kind, contingent and fixed, known and unknown.


         1.4 Amount of Cash Purchase Price. In consideration for Sellers' sale of the Assets, in addition to Buyer's assumption of the Assumed Liabilities, Buyer shall deliver to Sellers the following cash purchase price (the "Cash Purchase Price"), payable in accordance with Section 1.5:


                  (a) $7,700,000;


                  (b) minus, $104,000, which Buyer shall apply to the Assumed Employee Bonuses, any unearned portion of which shall be remitted to Sellers on or before September 30, 1998;


                  (c) plus or minus, as appropriate, that amount by which the Accounts Receivable, net of allowance for doubtful accounts (which allowance shall include all Accounts Receivable invoiced more than 120 days prior to the Closing), as of the Closing Date are greater than or less than the Accounts Receivable, net of allowance for doubtful accounts, as of the date of the Latest Segment Balance Sheet;


                  (d) plus or minus, as appropriate, that amount by which the Accounts Payable as of the Closing Date are less than or greater than the Accounts Payable as of the date of the Latest Segment Balance; and


                  (e) plus or minus, as appropriate, Sellers' and Buyer's pro rata portion as of the Closing Date of all property, ad valorem and similar taxes levied on the Assets (to the extent then determinable), all prepaid and deferred expenses arising in the ordinary course of the Business; provided, however, that upon receipt of reasonably satisfactory evidence of payment by Buyer, Sellers shall promptly pay to Buyer any property, ad valorem and similar taxes levied on the Assets in excess of the amounts used in determining such purchase price adjustment (to the extent not retained pursuant to Section 1.6).


Sellers and Buyer shall cooperate to determine the appropriate adjustments to the Cash Purchase Price pursuant to subsections (c), (d) and (e) above, within 20 days after the Closing Date.

         1.5 Payment of Cash Purchase Price. The Cash Purchase Price shall be payable by wire transfer or other immediately available funds, as follows:


                  (a) $6,796,000 (the "Closing Payment") shall be paid at Closing (the Closing Payment represents $7,700,000, less $104,000 for Assumed Employee Bonuses, less $800,000 to be paid as set forth in subsections (c) and
(d) below)


                  (b) the net amount due to Sellers, if any, as a result of the adjustments set forth in Sections 1.4(c), (d) and (e) shall be paid by Buyer within 30 days after the Closing Date; provided, however, that if such adjustments result in a net amount due to Buyer, then Sellers shall refund to Buyer such net amount due, within 30 days after the Closing Date;


                  (c) $100,000,  less any amounts  retained by Buyer pursuant to
Section 1.6, shall be paid within five business days after the first anniversary of the Closing Date; and


                  (d) $700,000 shall be paid within five business days after June 30, 1999.


         1.6 Purchase Price Hold-Back. As set forth in Section 1.5, Buyer shall withhold $100,000 of the Cash Purchase Price. Such amount may be retained by Buyer to the extent necessary to reimburse Buyer for the following:


                  (a) payment by Buyer of Accounts Payable not set forth on the schedule of Accounts Payable delivered by Sellers to Buyer on the Closing Date; Sellers acknowledge that, although Buyer is not assuming liability for non-scheduled Accounts Payable, Buyer may, in order to preserve its vendor and supplier relationships, deem it necessary to pay such non-scheduled Accounts Payable (but only after consultation with Sellers, giving due consideration for disputed amounts);


                  (b) payment by Buyer of property, ad valorem and similar taxes in excess of the amounts used in determining the purchase price adjustment pursuant to Section 1.4(e);


                  (c) payment by Buyer of amounts, if any, which Buyer may be required to pay as a result of Seller's failure to make filings or payments with respect to Sellers' 401(k) plan; Sellers acknowledge, however, that Buyer is not assuming Sellers' 401(k) plan or any liability thereunder;


                  (d) payment by Buyer of the purchase price (or unpaid portion thereof) of the furniture and equipment listed on Schedule 1.6(d), which was ordered by Sellers for the Business prior to Closing (Sellers acknowledge that Buyer may in its sole discretion accept or reject any such assets and is not assuming liability for the purchase price of any such rejected assets); and


                  (e) payment by Buyer of any other liability, obligation or commitment, other than the Assumed Liabilities, with respect to the Assets or Business arising prior to the Closing Date or based on any act, omission or condition occurring or existing prior to the Closing Date.

All amounts withheld and which have not been retained by Buyer as set forth in this Section 1.6, shall be paid to Sellers as provided in Section 1.5(b). Buyer's rights to retain amounts under this Section 1.6 shall be in addition to, and not in limitation of, any other offset rights Buyer may have pursuant to this Agreement.


         1.7 Allocation of Consideration. The Cash Purchase Price and the Assumed Liabilities shall be allocated among the Assets as set forth on Schedule
1.7. No party to this Agreement will take a position on any income tax return, before any governmental agency or in any judicial proceeding that is inconsistent with the terms of this Section 1.7.


         1.8 Compliance with Bulk Sales Laws. Buyer and Sellers waive compliance with the bulk sales law and any other similar laws in any applicable jurisdiction in connection with the transactions contemplated by this Agreement. Sellers shall indemnify Buyer from, and hold it harmless against, any claims, actions, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) resulting from or arising out of the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement.



                      II. CLOSING AND POST-CLOSING MATTERS


         2.1 Time and Place. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on March 4, 1998, at 10 a.m., local time (the "Closing Date"), at the principal offices of Holding in Salt Lake City, Utah, or such other time and place as Buyer and Sellers shall mutually agree.


         2.2 Buyer's Deliveries at Closing. At the Closing, Buyer shall deliver to Sellers the following:


                  (a) the Closing Payment, by wire transfer or delivery of other immediately available funds;


                  (b) an undertaking, in the form of Exhibit 2.2(b), in which Buyer assumes and agrees to pay, discharge or perform, as appropriate, the Assumed Liabilities; and


                  (c) the other agreements, opinions, certificates and other documents referred to in Article VII and elsewhere herein.


         2.3 Sellers' Deliveries at Closing. At the Closing, Sellers shall deliver to Buyer the following:


                  (a) a bill of sale, in the form of Exhibit 2.3(a), and such other instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Buyer's counsel, as shall be effective to transfer and assign to, and vest in, Buyer all of the Assets;


                  (b) the other agreements, opinions, certificates and other documents referred to in Article VII and elsewhere herein.



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

In addition, Sellers shall take such other steps as may be necessary to put Buyer in actual possession and operating control of the Assets.

         2.4 Third Party Consents. To the extent that Sellers' rights under any agreement, commitment, plan, authorization or other Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Sellers, at their expense, shall use their best efforts to obtain any such required consent as promptly as possible. If any such consent is not obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Asset so that Buyer would not in effect acquire the benefit of all such rights, Sellers shall, to the maximum extent permitted by law and the Asset, act after the Closing as Buyer's agents in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.


         2.5 Sellers' Further Assurances. Sellers from time to time after the Closing shall execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certificates and further assurances as Buyer may reasonably request in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, the Assets, or to better enable Buyer to complete, perform or discharge the Assumed Liabilities.


         2.6 Accounts Receivable. Within 15 days after the Closing Date Sellers shall deliver to Buyer a schedule containing a complete and accurate list of all Accounts Receivable as of the Closing Date. All proceeds from Accounts Receivable collected by Buyer or Sellers during the 120-day period following the Closing Date shall be retained by Buyer. During such period, Sellers shall assist Buyer, as Buyer may request, in the collection of such Trade Receivables. Without limiting the foregoing, 90 days after the Closing Date Buyer shall provide a list to Sellers of all uncollected Trade Receivables, and Sellers shall use their best efforts during the next 30 days to collect such amounts on behalf of Buyer. Within 10 days after the 120-day period following the Closing Date, upon Buyer's request, Sellers shall pay to Buyer an amount equal to all uncollected Trade Receivables. Thereafter, any Trade Receivables collected by Buyer shall be remitted to Sellers.


         2.7 Accounts Payable. Within 15 days after the Closing Date Sellers shall deliver to Buyer a schedule containing a complete and accurate list of all Accounts Payable as of the Closing Date. Sellers specifically acknowledge that Buyer is not assuming any Accounts Payable other than those set forth on such schedule and that the indemnification obligations of Sellers under this Agreement shall extend to any Accounts Payable not set forth on such schedule.


         2.8 Employment Matters. Effective as of the Closing Date, Buyer shall offer employment to those employees selected by Buyer who are employed by Sellers principally in the operation of the Business, at wage and salary levels and with employee benefits that are competitive within the industry. Sellers shall use their best efforts to cause such employees selected by Buyer to accept such employment with Buyer. All such employees hired by Buyer as of the Closing Date shall be referred to in this Agreement as the "Continuing Employees." Except for the Assumed Employee Bonuses, Sellers shall pay, within 30 days after the Closing Date, directly to each Continuing Employee that portion of all compensation and benefits which has accrued on behalf of such employee (or is attributable to expenses incurred by such employee) as of the Closing Date and is payable under Sellers' plans and policies, and Buyer shall not be liable for any such compensation or benefits. Except as specifically provided herein, Buyer shall have no liability or obligation to any employee of Sellers (including Continuing Employees) resulting from the transactions contemplated hereby, including, without limitation, change of control payments or liabilities incurred upon termination of employment by Sellers. Sellers specifically acknowledge that the Assets to be transferred include Sellers' rights (including rights of specific enforcement) under all proprietary and confidentiality agreements and agreements regarding ownership of intellectual property to which any Continuing Employee is a party.


Buyer has agreed to assume Sellers' liability for the pro rata portion of bonuses deemed earned through the Closing Date by Sellers' employees under the DataMark Annual Profit Bonus Program, as described in Schedule 3.18 (the "DataMark Bonus Plan"). In order to enable Buyer to determine the amount of such bonuses deemed earned, Sellers shall, within 60 days after the Closing Date, deliver to Buyer financial information reporting operating results of the Business for the period from July 1, 1997 through the Closing Date. Based on such information, together with operating results of the Business from the Closing Date through June 30, 1998, Buyer shall determine the total amount of bonuses that would have been earned by Sellers' employees under the DataMark Bonus Plan had Sellers operated the Business for such 12-month period. The pro rata portion of such bonuses deemed earned through the Closing Date by Sellers' employees (the "Assumed Employee Bonuses") shall equal the total amount of bonuses that would have been earned for such 12-month period (as determined by Buyer), multiplied by the number of months (including any partial month) elapsed from July 1, 1997, through the Closing Date, divided by 12. On or before September 30, 1998, Buyer shall refund to Sellers the amount, if any, by which $104,000 exceeds the Assumed Employee Bonuses, and Buyer shall distribute the Assumed Employee Bonuses to the Continuing Employees in such amounts and on such bases as Buyer may determine.


         2.9 Change of Sellers' Names. As soon as reasonably possible (taking into consideration Delaware law and the rules and regulations of the SEC and Nasdaq), but in no event later than 30 days after Closing, Systems, Printing and Lists shall change their corporate names to names which do not contain the word "DATAMARK" or any variation thereof. As soon as reasonably possible (taking into consideration Delaware law and the rules and regulations of the SEC and Nasdaq), but in no event later than December 31, 1998, Sellers shall cause Holding to change its corporate name to a name which does not contain the word "DATAMARK" or any variation thereof. Sellers shall cooperate with Buyer to permit Buyer to qualify to do business under a corporate name containing the word "DATAMARK" in each state in which Buyer requests. Except as provided herein, following the respective dates on which Sellers' names and Holding's name have been changed, Sellers shall not use or permit another to use, directly or indirectly, any name containing the word "DATAMARK" or any variation thereof.

         2.10 Right to Terminate DataMark Media Sublease. The Assets include the DataMark Media Sublease covering approximately 4,908 net usable square fee of space located at 488 East 6400 South, Suite 100, Murray, Utah, as described more particularly on Schedule 1.1(a) (the "Sublease"). Sellers and Buyer shall each have the option at any time during the term of the Sublease to terminate the Sublease by giving written notice thereof to the other party at least 90 days prior to the effective date of termination. On or before the effective date of termination, Buyer shall remove all of its property from the premises and Buyer shall have no further liability under the Sublease except for obligations accruing from the Closing Date to the move-out date.




                 III. REPRESENTATIONS AND WARRANTIES OF SELLERS


Sellers jointly and severally represent and warrant to Buyer as follows:


         3.1 Corporate Organization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority (corporate, governmental and otherwise) to own and operate its properties and business as currently conducted and as contemplated to be conducted. Each Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business requires it to be so qualified. Schedule 3.1 sets forth, with respect to each Seller, the Seller's state of incorporation of each jurisdiction where the conduct of the Business requires it to be qualified as a foreign corporation. Sellers have delivered to Buyer true and complete copies of Sellers' charter and bylaws.


         3.2 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance of this Agreement by each Seller is within such party's corporate power and authority, and has been duly authorized by all requisite corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Sellers or Holding pursuant to this Agreement (together with this Agreement, the "Sellers' Documents") will be, duly executed and delivered on behalf of Sellers. This Agreement constitutes, and the Sellers' Documents when executed and delivered will constitute, the legal, valid and binding obligations of Sellers and Holding, enforceable against them in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles.


         3.3 No Conflicts; Consents. The execution, delivery and performance of the Sellers' Documents by Sellers and Holding, does not and will not (with or without the giving of notice or the passage of time, or both) violate, conflict with, result in a breach or default under, give rise to any rights of acceleration, modification, termination or cancellation of, result in the creation of any lien, claim or encumbrance pursuant to, or require any notice or consent under, the charter or bylaws of any Seller or Holding, or any mortgage, indenture, instrument, agreement, understanding or commitment of any kind, or any law, regulation, rule, order, judgment or decree, to which any Seller or Holding is a party or by which any Seller or Holding is bound or affected, other than such notices and consents which have been given or obtained. No authorization, permit, approval or consent of, and no registration or filing with, any governmental or regulatory authority is required, in connection with the execution, delivery and performance by Sellers and Holding of the Sellers' Documents.


         3.4 Ownership of Subsidiaries. Holding owns all of the outstanding capital stock of each Seller. No Seller has any direct or indirect interest in any corporation, limited liability company, partnership, joint venture, association, trust or other business entity.


         3.5 SEC Documents; Consolidated Financial Statements. Since June 30, 1996, Holding has filed with the Securities and Exchange Commission (the "SEC") all documents required to be filed by it pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and Holding has delivered to Buyer true and complete copies of all such documents (the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of Holding and its subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC. Such consolidated financial statements have been prepared from the books and records of Holding and its subsidiaries in accordance with generally accepted accounting principles, consistently applied and maintained throughout the periods indicated, and present fairly in all material respects the financial condition, results of operations and cash flows of Holding and its subsidiaries on a consolidated basis at the dates and for the periods covered.


         3.6 Segment Financial Statements. Sellers have delivered to Buyer true and complete copies of the following financial statements (the "Segment Financial Statements"), all of which have been prepared from Sellers' books and records in accordance with generally accepted accounting principles consistently applied and maintained through-out the periods indicated, and present fairly and accurately the financial condition, results of operations and cash flows of the Business, treated as a distinct business segment from Sellers' other businesses, at the dates and for the periods covered:


                  (a) balance sheet as of November 30, 1997 (the "Latest Segment Balance Sheet") and balance sheet as of June 30, 1997;


                  (b) statements of operations for the interim period ended November 30, 1997, and for the fiscal years ended June 30, 1997 and June 30, 1996; and


                  (c) statements of cash flows for the interim period ended November 30, 1997, and for the fiscal years ended June 30, 1997 and June 30, 1996.


         3.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.7, or as reflected on or reserved against in the Latest Segment Balance Sheet, Sellers have no liabilities, obligations or commitments arising from or associated with the Business.


         3.8 Absence of Changes or Events. Since June 30, 1997, except as disclosed in the SEC Documents or the Segment Financial Statements, there has not been any change, development, event or condition which has had or which could reasonably be expected to have a material adverse effect on the financial condition or operations of any Seller, the Assets or the prospects of the Business (collectively, a "Material Adverse Effect"). Since June 30, 1997, except as disclosed in the SEC Documents, the Segment Financial Statements or
Schedule 3.8, no Seller has (a) directly or indirectly declared or paid any dividend or made any other distribution with respect to its capital stock (including, with limitation, the redemption or purchase of shares), (b) directly or indirectly acquired any shares of its capital stock, (c) made any capital expenditures in connection with the Business in excess of $1,000, (d) incurred any indebtedness in connection with the Business in excess of $1,000, or (e) entered into any transaction with respect to the Assets or Business other than in the ordinary course.


         3.9 Title to and Condition of Assets. Sellers have, and at the Closing Buyer will obtain, good, valid and marketable title to the Assets, free and clear of any lien, claim or encumbrance of any kind, except (i) as expressly set forth on the Latest Segment Balance Sheet or as otherwise expressly permitted by this Agreement, (ii) liens for current taxes not yet due, or (iii) minor matters that, in the aggregate, are not substantial in amount and do not and could not reasonably be expected to materially impair the use of the Assets. Except as set forth on Schedule 3.9, the Assets constitute all of the assets and properties used in the conduct of the Business and are adequate and sufficient for the current operations of the Business. Except as set forth on Schedule 3.9, there are no assets or properties located at the Facilities which are not being transferred to Buyer hereunder. All leasehold improvements and all furniture, fixtures, equipment, vehicles, machinery and similar property to be acquired by Buyer hereunder are in good operating condition and repair, reasonable wear and tear excepted, are free from material defects and are suitable for the purposes used. All inventory and related supplies (including raw materials, work-in-progress and finished goods) to be acquired by Buyer hereunder are usable and saleable, free of defects, in the ordinary course of business as first quality goods, and except for sales in the ordinary course, have a value equal or greater than the stated inventory amount set forth on the Latest Segment Balance Sheet.


         3.10 Taxes. Sellers have timely filed with the appropriate authority all required federal, state, local and foreign income and other tax returns and reports relating to Sellers' assets or businesses. Except as set forth on
Schedule 3.10, Sellers have paid or caused to be paid in full all taxes, assessments and other governmental charges (including interest and penalties thereon) which are due and payable by Sellers, or in respect of Sellers' assets or businesses (including, but not limited to, franchise, property, sales, intangible and payroll taxes), except for those taxes which are reasonably being contested by the Company or which individually, or in the aggregate, if not paid could not reasonably be expected to have a Material Adverse Effect. Sellers specifically acknowledge that Buyer is not assuming any tax liabilities of Sellers (including, without limitation, state tax liabilities resulting from nexus of the Business with any state) and that the indemnification obligations of Sellers under this Agreement shall extend to such tax liabilities.


         3.11 Litigation. There is no pending claim, action, suit, proceeding or investigation (judicial, governmental or otherwise), nor any order, decree or judgment in effect, or, to the best knowledge of Sellers, threatened, against Sellers or their affiliates which could reasonably be expected to have a Material Adverse Effect or which relates to the transactions contemplated by this Agreement.

         3.12 Contracts. Schedule 3.12 contains a complete description of each written and oral agreement, understanding and commitment relating to the Assets or Business, to which any Seller is a party or by which any Seller is bound, which, measured from and after Closing, provides for aggregate payments exceeding $1,000, has a term greater than one year, or which is otherwise material to the Assets or Business (such oral and written agreements, understandings and commitments are referred to as the "Material Contracts"). Each Material Contract is valid, binding and enforceable, is fully assignable to Buyer (without requiring a consent or approval which has not been obtained), and neither any Seller nor, to any Seller's knowledge, any other party is in default thereunder (or will be with the giving of notice, the passage of time, or both). Sellers have no reason to believe that any Material Contract can not be replaced on substantially similar terms.


         3.13 Compliance. Each Seller has complied in all material respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to the Business or the ownership of the Assets. No Seller is in violation of any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, which violation could reasonably be expected to have a Material Adverse Effect. Except with respect to regulatory approvals, which may in the future be required with respect to products or services offered or to be offered in connection with the Business, Each Seller has all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of the Business; such licenses and permits are in full force and effect, no violations have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any thereof. None of such licenses and permits will be affected in any material respect by the consummation of the transactions contemplated in this Agreement.


         3.14 Insurance. Schedule 3.14 contains a listing of the policies of liability, theft, fidelity, business interruption, life, fire, product liability, worker's compensation, indemnification or directors and officers, health and other forms of insurance maintained by Sellers in connection with the Business. All of such policies are in full force and effect and no notice of cancellation or similar notice has been given to Sellers.


         3.15 Environmental Matters. Sellers are not aware of, nor have Sellers received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.


         3.16 Accounts Receivable. Schedule 3.16 contains a complete and accurate list of all Accounts Receivable as of the date of the Latest Segment Balance Sheet. The schedule delivered by Sellers to Buyer after the Closing Date pursuant Section 2.6 will contain a complete and accurate list of all Accounts

Receivable as of the Closing Date. All of the Accounts Receivable listed on such schedules are and will be, as of the date of the Latest Segment Balance Sheet and as of the Closing Date, as the case may be, bona fide, current and fully collectable in the ordinary course of business without further action or performance by Sellers. None of the Accounts Receivable listed on such schedules are or will be, as of the date of the Latest Segment Balance Sheet and the Closing Date, as the case may be, disputed or subject to any claim, defense or offset.


         3.17 Accounts Payable. Schedule 3.17 contains a complete and accurate list of all Accounts Payable as of the date of the Latest Segment Balance Sheet. The schedule delivered by Sellers to Buyer after the Closing Date pursuant
Section 2.7 will contain a complete and accurate list of all Accounts Payable as of the Closing Date.


         3.18 Employment Matters. Except as set forth on Schedule 3.18, all of Sellers' employees involved in the Business are employed on an "at-will" basis and may be terminated by Buyer without liability. Schedule 3.18 lists each salaried employee involved in the Business and describes his or her position and salary, and describes all benefit plans and other benefits provided or available to Sellers' employees (including, without limitation, retirement, health and death, incentive compensation, and vacation benefits). None of Sellers' employees is a member of a labor union, nor has any Seller encountered any labor union activity. There are no unfunded pension or similar liabilities regarding employees of Sellers. Except as set forth on Schedule 3.18, all pension plans have been properly funded and have at all times been administered in compliance with all applicable laws (including, without limitation, ERISA).


Schedule 3.18 sets forth the terms of the DataMark Annual Profit Bonus Program for certain employees involved in the Business, and includes the estimated amount of bonuses accrued thereunder through January 31, 1998. The financial information delivered by Sellers to Buyer pursuant Section 2.8 will fairly present the results of operations of the Business for the applicable period.


         3.19 Intellectual Property. Sellers (i) own or have the right to use all trademarks, trade names, service marks, copyrights, patents, licenses and rights with respect thereto (collectively, "Intellectual Property"), used in or necessary for the conduct of the Business without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing and (ii) are not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection with the conduct of the Business. A list of all Intellectual Property used in or necessary for the conduct of the Business and the nature of the ownership or rights with respect thereto (including all registrations issued or applied for in respect thereof), are set forth on Schedule 3.19.


         3.20 Related Party Transactions. Except as contemplated or otherwise disclosed in this Agreement or on Schedule 3.20, no shareholder, officer, director or employee of Sellers or Holding, nor any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is a party to, or otherwise has a direct or indirect interest in, any transaction with Sellers as it relates to the Business, including without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.


         3.21 Brokers. Neither any Seller nor Holding, nor any officer, director, employee or agent of any Seller or Holding has engaged or used an investment banker, broker, finder or intermediary in connection with the sale of the Assets.


         3.22 Complete and Accurate Disclosure. No representation or warranty made to Buyer in this Agreement or in connection with this transaction contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make such representation or warranty not misleading or necessary to enable a prospective purchaser of the Assets and Business to make a fully informed decision. All documents and information which have been or will be delivered to Buyer or its representatives by or on behalf of Sellers are and will be true, correct and complete copies of the documents they purport to represent.



                   IV. REPRESENTATIONS AND WARRANTIES OF BUYER


Buyer represents and warrants to Sellers that:


         4.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority (corporate, governmental and otherwise) to own and operate its properties and business as currently conducted and as contemplated to be conducted. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified. Buyer has delivered to Sellers true and complete copies of Buyer's charter and bylaws.


         4.2 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance of this Agreement by Buyer is within such party's corporate power and authority, and has been duly authorized by all requisite corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Buyer pursuant to this Agreement (together with this Agreement, the "Buyer's Documents") will be, duly executed and delivered on behalf of Buyer. This Agreement constitutes, and the Buyer's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles.


         4.3 No Conflicts; Consents. The execution, delivery and performance of the Buyer's Documents by Buyer, does not and will not (with or without the giving of notice or the passage of time, or both) violate, conflict with, result in a breach or default under, give rise to any rights of acceleration, modification, termination or cancellation of, result in the creation of any lien, claim or encumbrance pursuant to, or require any notice or consent under, the charter or bylaws of Buyer, or any mortgage, indenture, instrument, agreement, understanding or commitment of any kind, or any law, regulation, rule, order, judgment or decree, to which Buyer is a party or by which any Buyer is bound or affected. No authorization, permit, approval or consent of, and no registration or filing with, any governmental or regulatory authority is required, in connection with the execution, delivery and performance by Buyer of the Buyer's Documents.


         4.4 Brokers. Buyer has not retained or used an investment banker, broker, finder or intermediary in connection with the purchase of the Assets.



                     V. COVENANTS OF SELLERS PENDING CLOSING


Sellers jointly and severally covenant and agree with Buyer that from the date of this Agreement to the Closing:


         5.1 Conduct of Business. Sellers shall conduct the Business only in the ordinary course, consistent with its prior practices and prudent business practices prevailing in the industry. For example (and not in limitation of the foregoing), Sellers shall (i) preserve, maintain the condition of, and maintain insurance at current levels on, its Assets, (ii) preserve for the benefit of Buyer the goodwill of the Business and relations with their employees, agents, customers and suppliers. Without limiting the foregoing, Sellers shall consult with Buyer regarding all significant developments, transactions and proposals relating to the Assets or Business. Sellers shall not take any action or omit to take any action which could reasonably be expected to render inaccurate the representations and warranties contained in this Agreement, as if such representations and warranties were made at and as of the Closing.


         5.2 Access to Information. Upon reasonable notice and during regular business hours, Sellers will give Buyer's representatives full access to Sellers' personnel and to all properties, documents, contracts, books and records of Sellers as Buyer may reasonably require for due diligence purposes and in order to consummate the transactions contemplated by this Agreement. However, the representations and warranties made in this Agreement or in connection with this transaction shall not be affected or deemed waived by reason of the fact that Buyer or its representatives knew or should have known that any such representation or warranty is or might be inaccurate.


         5.3 Continuing Disclosure. Sellers shall promptly disclose to Buyer any information contained in their representations and warranties made pursuant to this Agreement which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Sellers or the schedules hereto for the purposes of Article VII hereof, unless Buyer shall have consented thereto in writing.


         5.4 Confidentiality. Unless and until the Closing has been consummated, Sellers shall hold, and shall cause their employees, agents and representatives to hold in confidence any confidential data or information of Buyer made available to Sellers in the course of their discussions with Buyer in connection with this Agreement, using the same standard of care to protect such confidential data or information as is used to protect Sellers' confidential information. If the transactions contemplated by this Agreement are not consummated, Sellers shall return or cause to be returned to Buyer all written materials and all copies thereof that were supplied to Sellers by Buyer and that contain any such confidential data or information.


         5.5 No Shopping. Sellers shall not negotiate with any other person, or solicit or entertain any proposal, or furnish to any other person any information, concerning the acquisition in any form of the Assets or Business or a material interest therein.


         5.6 Press Releases. Except as required by applicable law or as contemplated herein, Sellers shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Buyer, which approval shall not be unreasonably withheld.



                     VI. COVENANTS OF BUYERS PENDING CLOSING


         Buyer covenants and agrees with Sellers that from the date of this Agreement to the Closing:


         6.1 Confidentiality. Unless and until the Closing has been consummated, Buyer shall hold, and shall cause its employees, agents and representatives to hold in confidence any confidential data or information made available to Buyer in connection with this Agreement with respect to the Business, using the same standard of care to protect such confidential data or information as is used to protect Buyer's confidential information. If the transactions contemplated by this Agreement are not consummated, Buyer shall return or cause to be returned to Sellers all written materials and all copies thereof that were supplied to Buyer by Sellers and that contain any such confidential data or information.


         6.2 Press Releases. Except as required by applicable law or as contemplated herein, Buyer shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Sellers, which approval shall not be unreasonably withheld.



                 VII. CONDITIONS TO BUYER'S OBLIGATION TO CLOSE


Buyer's obligation to close is subject to the fulfillment of each of the following conditions precedent (any of which may be waived by Buyer), and Sellers shall use their best efforts to cause each condition to be fulfilled:

         7.1 Performance of Obligations. Sellers shall have complied with and performed each agreement, covenant and condition in this Agreement which are required to be performed or complied with by each of them at or prior to Closing.


         7.2 Accuracy of Representations and Warranties. The representations and warranties of Sellers contained in this Agreement or made in connection with this transaction shall be true and correct at and as of the date of the Closing, as if such representations and warranties were made at and as of Closing.


         7.3 Closing Certificate. Buyer shall have received a certificate from Sellers dated the Closing Date, certifying in such detail as Buyer may reasonably request that the conditions specified in Sections 7.1 and 7.2 hereof have been fulfilled or satisfied.


         7.4 Opinions of Counsel for Sellers. Outside legal counsel for Sellers, shall have delivered to Buyer a written opinion, dated the Closing Date, in the form of Exhibit 7.4 hereto with only such changes as shall be in form and substance reasonably satisfactory to Buyer and its counsel.


         7.5 No Material Adverse Changes. Since the date of this Agreement, no event or development has occurred, and no condition has arisen, that has had or could reasonably be expected to have a Material Adverse Effect.


         7.6 Key Employee Agreements. Arthur Benjamin, Thomas Dearden, Dennis Holmes, Donald Stoh and Edward Patterson ("Key Employees") shall each have executed and delivered to Buyer an employment agreement, containing or accompanied by non-compete and confidentiality agreements, in form and substance acceptable to Buyer in its sole discretion.


         7.7 Confidentiality and Noncompete Agreements. Each Seller and Holding shall have executed and delivered to Buyer a confidentiality and noncompetition agreement in form and substance acceptable to Buyer in its sole discretion (the "Corporate Noncompete Agreements"). Each director and officer of each Seller (other than Key Employees), and each director, officer and 10% or greater stockholder of Holding, shall have executed and delivered to Buyer a confidentiality and noncompetition agreement in form and substance acceptable to Buyer in its sole discretion


         7.8 Stockholder Guaranty. Holding shall have executed and delivered to Buyer a guaranty, in form acceptable to Buyer (the "Stockholder Guaranty"), pursuant to which Holding shall guarantee the timely payment and performance of Sellers' indemnification obligations set forth in Article X.'


         7.9 Consents and Licenses. Buyer shall have obtained all governmental approvals, permits and licenses, and shall have obtained all other consents and approvals, as are necessary in the opinion of Buyer's counsel, to consummate the transactions contemplated herein and to enable Buyer to operate the Business as it is now being operated.


         7.10 Satisfaction with Due Diligence. Buyer shall be satisfied, in its sole discretion, with the results of its due diligence investigation (including, without limitation, its investigation of the condition of the Assets and its review of Sellers' financial statements).



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

         7.11 Additional Documents. Buyer shall have received such documents, certificates and other evidence as Buyer or its counsel may reasonably request relating to the existence and standing of Sellers, the authorization, execution and delivery of this Agreement by Sellers, the accuracy of the representations and warranties of Sellers contained herein, and the compliance by Sellers with their obligations hereunder.



                VIII. CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE


Sellers' obligations to close is subject to the fulfillment of each of the following conditions precedent (any of which may be waived by Sellers), and Buyer shall use its best efforts to cause each condition to be fulfilled:


         8.1 Performance of Obligations. Buyer shall have complied with and performed each agreement, covenant and condition in this Agreement which are required to be performed or complied with by it at or prior to Closing.


         8.2 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or made in connection with this transaction shall be true and correct at and as of the date of the Closing, as if such representations and warranties were made at and as of Closing.


         8.3 Closing Certificate. Sellers shall have received a certificate from Buyer dated the Closing Date, certifying in such detail as Sellers may reasonably request that the conditions specified in Sections 8.1 and 8.2 hereof have been fulfilled or satisfied.


         8.4 Payment of Purchase rice. Buyer shall have paid the Cash Purchase Price as provided by Section 2.1.



              IX. ADDITIONAL SELLERS' OBLIGATIONS FOLLOWING CLOSING


         9.1 Preservation of Goodwill. Following Closing, Sellers and their respective officers, directors, employees and shareholders will restrict their activities so that Buyer's reasonable expectations with respect to the goodwill, business reputation, employee relations, and prospects connected with the Assets and Business will not be materially impaired thereby.


         9.2 Payments Received. Sellers and Buyer shall hold and will promptly transfer and deliver to the other, from time to time as and when received, any cash, checks (with appropriate endorsements) or other property that properly belongs to the other, including without limitation any insurance proceeds, and after the Closing, Buyer shall have the right and authority to endorse without recourse the names of Sellers on any check or any other evidences of indebtedness received by Buyer on account of the Business and the Assets.




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


                               X. INDEMNIFICATION


         10.1 Indemnification by Sellers. Sellers agree, jointly and severally, to indemnify, defend and hold harmless Buyer and its shareholders, officers, directors, employees and agents, and their respective successors and assigns, from and against any and all claims, suits, losses, expenses (legal, accounting, investigation and otherwise), damages and liabilities (including, without limitation, tax liabilities), arising out of or relating to (i) any liability, obligation or commitment of any Seller or Holding other than the Assumed Liabilities, (ii) the conduct of, or conditions existing with respect to, the Business prior to Closing, and (iii) any misrepresentation or breach of warranty or covenant made by any Seller in this Agreement or the Sellers' Documents.


         10.2 Indemnification by Buyer. Buyer agrees to indemnify, defend, and hold harmless Sellers and their shareholders, officers, directors, employees and agents, and their respective successors and assigns, from and against any and all claims, suits, losses, expenses (legal, accounting, investigation and otherwise), damages and liabilities, arising out of or relating to (i) any Assumed Liability, (ii) the conduct of, or conditions existing with respect to, the Business after Closing, and (iii) any misrepresentation or breach of warranty or covenant made by Buyer in this Agreement or the Buyers' Documents.


         10.3 Payment.  Upon the  determination  of the liability under Sections
10.1 and 10.2 hereof, the appropriate party shall pay the other, as the case may be, within ten days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person, to setoff the unpaid amount of any such claim against any amounts owed by it under this Agreement, the Sellers' Documents or the Buyer's Documents. Upon the payment in full or any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person with respect to the subject matter of such claim.


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



                                XI. MISCELLANEOUS


         11.1     Termination.


                  (a) This Agreement may be terminated by written notice of termination at any time prior to the Closing, as follows:


                  (i) by mutual consent of Sellers and Buyer;


                  (ii) by Buyer, (A) at any time if the representations and warranties of Sellers contained herein were incorrect in any material respect when made or at any time thereafter, (B) upon the material breach by any Seller of any covenant of such Seller made herein, or (C) upon written notice to Sellers given at any time after March 31, 1998, if all of the conditions precedent set forth in Article VII hereof have not been met; or


                  (iii) by Sellers, (A) at any time if the representations and warranties of Buyer contained herein were incorrect in any material respect when made or at any time thereafter, (B) upon the material breach by Buyer of any covenant of Buyer made herein, or (C) upon written notice to Buyer given at any time after March 31, 1998 if all of the conditions precedent set forth in
Article VII hereof have not been met.


                  (b) Notwithstanding any other rights a party may have upon termination of this Agreement, in the event the Closing has not occurred on or before March 31, 1998, through no fault of Buyer, then Sellers shall bear all fees and expenses of Buyer in connection with the transactions contemplated hereby, including all reasonable legal, accounting and other professional fees.


         11.2 Expenses. Real estate title insurance costs and environmental survey expenses shall be borne by Sellers. Income taxes, sales and use taxes, and transfer taxes arising out of the transactions contemplated herein shall be borne by Sellers. Except as otherwise provided herein, legal, accounting and other costs and expenses incurred in connection with the transactions contemplated herein shall be paid by the party incurring such expenses.


         11.3 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, or by express overnight delivery service, as follows:


                  If to Buyer, to:


                  Focus Direct, Inc.
                  9707 Broadway
                  San Antonio, Texas  78217
                  Attn:  Fred B. Lederman



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

                  with a copy to:

                  Mission City Management, Inc.
                  8122 Datapoint Drive, Suite 900
                  San Antonio, TX  78229
                  Attn:  Thomas W. Lyles Jr.


                  If to any Seller, to:

                  c/o Datamark Holding, Inc.
                  448 East Winchester Street,  Suite 400
                  Salt Lake City, Utah  84107
                  Attn:  Mitchell Edwards


or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.


         11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns; however, this Agreement may not be assigned by any party without the written consent of the other parties hereto.


         11.5 Entire Agreement; Amendment. This Agreement, the schedules and exhibits hereto, and the related agreements referred to herein embody the entire agreement of the parties hereto, and supersede all prior agreements and understandings, with respect to the subject matter hereof. This Agreement may be amended only by a written instrument executed by each of the parties hereto.


         11.6 Counterparts. This Agreement may be executed in counterparts, each of which individually shall be deemed an original, but all of which collectively shall constitute the same instrument.


         11.7 Survival of Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement shall survive Closing.


         11.8 Severability. Any provision of this Agreement which is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.


         11.9 Captions and Headings; Use of term "Person". Captions and headings used herein are for convenience only, do not constitute a part of this Agreement, and shall not be considered in construing this Agreement. Unless the context otherwise requires, all article, section or subsection cross-references are to articles, sections or subsections within this Agreement. As used herein, the term "person" shall include an individual, corporation, partnership, venture, proprietorship, trust, benefit plan or other entity or enterprise.

         11.10 Incorporation of Exhibits and Schedules. Except as otherwise expressly provided, all references in this Agreement to schedules and exhibits refer to those schedules and exhibits attached hereto. All such schedules and exhibits, and any statements contained therein or in any certificate or instrument delivered pursuant hereto, constitute an integral part of this Agreement and shall be deemed made in this Agreement as if set forth in full herein.


         11.11 Reliance on Counsel. Each party hereto has retained its own legal and tax advisors to evaluate the tax and legal merits and consequences of the transactions contemplated herein, and no party is relying on the advice (with respect to the tax consequences of such transactions or otherwise) of any other party hereto or such other party's agents or advisors.


         11.12 Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of law rules. Any action relating to this Agreement or this transaction must be brought in Bexar County, Texas.




BUYER:                                    FOCUS DIRECT, INC.
                                          By:/s/ Fred B. Lederman
                                             --------------------
                                             President

SELLERS:                                  DATAMARK SYSTEMS, INC.
                                          By:/s/ Arthur Benjamin
                                             -------------------
                                             President


                                          DATAMARK PRINTING, INC.
                                          By:/s/ Arthur Benjamin
                                             -------------------
                                             President


                                          DATAMARK LISTS, INC.
                                          By:/s/ Arthur Benjamin
                                             -------------------
                                             President


                                          WORLDNOW ONLINE NETWORK, INC.
                                          By:/s/Mitchell Edwards
                                             -------------------
                                             Executive Vice President




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